Albertsons Companies, Inc. Reports First Quarter Results

Boise, ID - July 27, 2020
Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the first quarter of fiscal 2020, which ended June 20, 2020.
First Quarter of Fiscal 2020 Highlights

•	Identical sales growth of 26.5%

•	Digital sales growth of 276%

•	Diluted net income per share of $1.00; Adjusted net income per share of $1.35

•	Net income of $586 million

•	Adjusted EBITDA of $1.7 billion, an increase of 93% compared to the first quarter last year

•
COVID-19 related investments of approximately $615 million to support and protect our front-line associates and customers, including more than $275 million in appreciation pay and $53 million for hunger relief in our communities

"I am inspired by the many ways my colleagues continue to step up to serve our customers and help our communities around the country during this time of need," said Vivek Sankaran, President and Chief Executive Officer. "Their hard work and dedication have also allowed us to successfully navigate this extraordinary environment and we have accelerated our digital and eCommerce strategy to adapt to market conditions. We generated strong financial performance in the first quarter, including robust cash flow and enhanced liquidity, which support our continued investment to benefit our associates, customers, communities and stockholders."

First Quarter of Fiscal 2020 Results
Sales and other revenue increased 21.4% to $22.8 billion during the 16 weeks ended June 20, 2020 ("first quarter of fiscal 2020") compared to $18.7 billion during the 16 weeks ended June 15, 2019 ("first quarter of fiscal 2019"). The increase was driven by the Company's 26.5% increase in identical sales, partially offset by a reduction in sales related to store closures and lower fuel sales. Identical sales benefited from our 276% growth in digital sales and an increase in store sales, both largely driven by the COVID-19 pandemic.
Gross profit margin increased to 29.8% during the first quarter of fiscal 2020 compared to 28.0% during the first quarter of fiscal 2019. Excluding the impact of fuel, gross profit margin increased 80 basis points compared to the first quarter of fiscal 2019, primarily due to a reduction in shrink expense as a percent of sales. Gross profit margin also benefited from lower promotional activity during most of the first quarter of fiscal 2020 before promotional activity started to increase in the last week of May and throughout June.
Selling and administrative expenses decreased to 25.4% of sales during the first quarter of fiscal 2020 compared to 26.4% of sales for the first quarter of fiscal 2019. Excluding the impact of fuel, selling and administrative expenses as a percentage of sales decreased 190 basis points. The decrease in selling and administrative expenses was primarily attributable to sales leverage driven by significantly higher identical sales. The improved selling and administrative rate included the Company's incremental COVID-19 investments, including more than $275 million in appreciation pay to front-line associates, and the Company's $53 million contribution to hunger relief and other investments related to supporting and protecting our associates and customers. In addition, the Company incurred incremental expenses related to the civil disruption in certain of our markets in late May and June.

Interest expense was $180.6 million during the first quarter of fiscal 2020 compared to $225.2 million during the first quarter of fiscal 2019. The decrease in interest expense was primarily attributable to lower average outstanding borrowings and lower average interest rates. The weighted average interest rate during the first quarter of fiscal 2020 was 6.0% compared to 6.5% during the first quarter of fiscal 2019, excluding amortization and write-off of deferred financing costs and original issue discount.
Income tax expense was $201.9 million during the first quarter of fiscal 2020 compared to income tax expense of $15.7 million during the first quarter of fiscal 2019. The increase in income tax expense is the result of the increase in income before taxes.
Net income was $586.2 million during the first quarter of fiscal 2020 compared to net income of $49.0 million during the first quarter of fiscal 2019.
Adjusted EBITDA was $1,691.0 million, or 7.4% of sales, during the first quarter of fiscal 2020 compared to $876.8 million, or 4.7% of sales, during the first quarter of fiscal 2019. The increase in Adjusted EBITDA was primarily attributable to the Company's 26.5% increase in identical sales and the improved sales leverage experienced in gross margin and selling and administrative expenses.

Liquidity, Capital Expenditures and Strategic Transactions
Net cash provided by operating activities was $2,091.9 million during the first quarter of fiscal 2020 compared to $802.7 million during the first quarter of fiscal 2019. The increase in cash flow from operations compared to the first quarter last year was primarily due to improvements in operating performance and changes in working capital primarily related to inventory and accounts payable driven by the increase in sales volume during the first quarter of fiscal 2020.

During the first quarter of fiscal 2020, the Company spent approximately $402.3 million in capital expenditures, which included investments in strategic technology and accelerated investment in eCommerce and the completion of 46 remodel projects.

Private Placement of Convertible Preferred Stock and Initial Public Offering

On June 9, 2020, the Company completed the sale and issuance of $1.75 billion liquidation preference of convertible preferred stock to certain investors led by funds managed, advised or controlled by affiliates of Apollo Global Management, Inc. The aggregate proceeds received by the Company, net of original issue discount, was $1.68 billion. The Company used cash in an amount equal to the proceeds from the sale and issuance of the convertible preferred stock to repurchase shares of ACI common stock from its existing stockholders.

The Company's common stock began trading on the New York Stock Exchange on June 26, 2020 under the symbol "ACI" and on June 30, 2020, certain selling stockholders completed the sale of a total of 50,000,000 shares of the Company's common stock at an initial price to the public of $16.00 per share (resulting in aggregate gross proceeds of $800 million). The Company did not receive any proceeds from the sale of shares of common stock by the selling stockholders in the initial public offering.

Update on COVID-19

Since the beginning of fiscal 2020, the Company has experienced significant increases in product demand and overall basket size in stores and in our eCommerce business as customers responded to the circumstances around COVID-19. Due to these circumstances, the Company remains unable to predict the continuing impact of COVID-19 on its business for the balance of the year with reasonable certainty. The ongoing COVID-19 pandemic has dramatically changed the landscape of food-at-home consumption and the Company continues to prioritize the health and safety of our associates, customers and communities.

Conference Call

The Company will hold a conference call today at 11:00 a.m. Eastern Time, which will be hosted by Vivek Sankaran, President and CEO, and Bob Dimond, CFO. The call will be webcast and can be accessed at https://investor.albertsonscompanies.com/Event-Calendar. A replay of the webcast will be available for approximately two weeks following the completion of the call.

About Albertsons Companies
Albertsons Companies is a leading food and drug retailer in the United States. As of June 20, 2020, the Company operated 2,252 retail food and drug stores with 1,726 pharmacies, 402 associated fuel centers, 23 dedicated distribution centers and 20 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2019 alone, along with the Albertsons Companies Foundation, the Company gave $225 million in food and financial support. In 2020, the Company made a $53 million commitment to community hunger relief efforts and a $5 million commitment to organizations supporting social justice. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans' outreach.

Forward-Looking Statements, Non-GAAP Measures and Identical Sales
This earnings report may include forward-looking statements within the meaning of the federal securities laws. Forward-looking statements contain information about future operating or financial performance. Forward-looking statements are based on the Company's current expectations and assumptions about market conditions and our future operating performance which the Company believes to be reasonable at this time. The Company's results may vary significantly from quarter to quarter, and these expectations and assumptions involve risks and uncertainties, including changes in macroeconomic conditions and the Company's industry, failure to achieve anticipated synergies and cost-savings, increased rates of food price inflation or deflation and other factors, that could cause actual results or events to be materially different from those anticipated. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact. The Company undertakes no obligation to update or revise any such statements as a result of new information, future events or otherwise.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Class A Common Share and the total Net Debt to Adjusted EBITDA ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing operating performance, and thereby facilitate review of its operating performance on a period-to-period basis. Other companies may have different capital structures or different lease terms, and comparability to the Company's results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Class A Common Share provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company also uses Adjusted EBITDA, as further adjusted for additional items defined in its debt instruments, for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer internet sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions)
(unaudited)

	16 weeks ended
	June 20, 2020	June 15, 2019
Net sales and other revenue	$22,751.6	$18,738.4
Cost of sales	15,980.1	13,498.8
Gross profit	6,771.5	5,239.6

Selling and administrative expenses	5,769.4	4,946.6
Loss (gain) on property dispositions and impairment losses, net	30.3	(28.5)
Operating income	971.8	321.5

Interest expense, net	180.6	225.2
Loss on debt extinguishment	—	42.7
Other expense (income), net	3.1	(11.1)
Income before income taxes	788.1	64.7

Income tax expense	201.9	15.7
Net income	$586.2	$49.0

Net income per Class A common share
Basic net income per Class A common share	$1.03	$0.08
Diluted net income per Class A common share	1.00	0.08
Weighted average Class A common shares outstanding
Basic	568.0	579.2
Diluted	583.7	579.4

Margins
Gross profit	29.8%	28.0%
Selling and administrative expenses	25.4%	26.4%

Store data
Number of stores at end of quarter	2,252	2,268

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 20, 2020	February 29, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,022.2	$470.7
Receivables, net	530.0	525.3
Inventories, net	4,271.6	4,352.5
Other current assets	309.0	382.8
Total current assets	7,132.8	5,731.3

Property and equipment, net	9,103.7	9,211.9
Operating lease right-of-use assets	5,771.8	5,867.4
Intangible assets, net	2,085.5	2,087.2
Goodwill	1,183.3	1,183.3
Other assets	710.7	654.0
TOTAL ASSETS	$25,987.8	$24,735.1

LIABILITIES
Current liabilities
Accounts payable	$3,399.8	$2,891.1
Accrued salaries and wages	1,308.2	1,126.0
Current maturities of long-term debt and finance lease obligations	219.1	221.4
Current maturities of operating lease obligations	567.7	563.1
Other current liabilities	1,255.5	1,102.7
Total current liabilities	6,750.3	5,904.3

Long-term debt and finance lease obligations	8,484.5	8,493.3
Long-term operating lease obligations	5,398.3	5,402.8
Deferred income taxes	561.5	613.8
Other long-term liabilities	1,999.2	2,042.8

Commitments and contingencies
Series A convertible preferred stock	310.7	—
Series A-1 convertible preferred stock	1,288.4	—

STOCKHOLDERS' EQUITY
Class A common stock	5.8	5.8
Additional paid-in capital	1,837.1	1,824.3
Treasury stock, at cost	(1,705.8)	(25.8)
Accumulated other comprehensive loss	(116.8)	(118.5)
Retained earnings	1,174.6	592.3
Total stockholders' equity	1,194.9	2,278.1
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,987.8	$24,735.1

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	16 weeks ended
	June 20, 2020	June 15, 2019
Cash flows from operating activities:
Net income	$586.2	$49.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on property dispositions and impairment losses, net	30.3	(28.5)
Depreciation and amortization	460.1	515.9
Operating lease right-of-use assets amortization	176.4	162.7
LIFO expense	13.1	10.5
Deferred income tax	(51.2)	2.8
Contributions to pension and post-retirement benefit plans, net of (income) expense	(63.5)	(8.1)
Loss on interest rate swaps and commodity hedges, net	24.5	0.3
Loss on debt extinguishment	—	42.7
Equity-based compensation expense	19.0	11.1
Other	(1.8)	3.6
Changes in operating assets and liabilities
Receivables, net	(4.7)	88.7
Inventories, net	67.8	(63.0)
Accounts payable, accrued salaries and wages and other accrued liabilities	733.1	141.4
Operating lease liabilities	(98.7)	(151.7)
Self-insurance assets and liabilities	24.1	12.2
Other operating assets and liabilities	177.2	13.1
Net cash provided by operating activities	2,091.9	802.7

Cash flows from investing activities:
Payments for property, equipment and intangibles, including payments for lease buyouts	(402.3)	(362.1)
Proceeds from sale of assets	6.7	73.4
Other	(3.8)	(5.3)
Net cash used in investing activities	(399.4)	(294.0)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,000.0	—
Payments on long-term borrowings	(2,001.4)	(722.5)
Payments of obligations under finance leases	(14.1)	(27.7)
Proceeds from convertible preferred stock	1,680.0	—
Third party issuance costs on convertible preferred stock	(80.9)	—
Treasury stock purchase, at cost	(1,680.0)	—
Other	(10.5)	(12.5)
Net cash used in financing activities	(106.9)	(762.7)

Net increase (decrease) in cash and cash equivalents and restricted cash	1,585.6	(254.0)
Cash and cash equivalents and restricted cash at beginning of period	478.9	967.7
Cash and cash equivalents and restricted cash at end of period	$2,064.5	$713.7

Albertsons Companies, Inc. and Subsidiaries
Adjusted Net Income Per Class A Common Share
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share:

	16 weeks ended
	June 20, 2020	June 15, 2019
Numerator:

Net income	$586.2	$49.0
Adjustments:
Loss on interest rate and commodity hedges, net	24.5	0.3
Facility closure and related transition costs	9.8	—
Acquisition and integration costs (1)	6.3	26.1
Equity based compensation expense	19.0	11.1
Net loss (gain) on property dispositions and impairment losses, net	30.3	(28.5)
LIFO expense	13.1	10.5
Discretionary COVID-19 pandemic related costs (2)	89.9	—
Civil disruption related costs (3)	14.9	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering	20.3	—
Amortization of debt discount, deferred financing costs and loss on debt extinguishment	6.5	51.1
Amortization of intangible assets resulting from acquisitions	17.5	92.8
Miscellaneous adjustments (4)	34.1	8.8
Tax impact of adjustments to Adjusted net income	(71.2)	(44.6)
Adjusted net income	$801.2	$176.6

Denominator:

Weighted average Class A common shares outstanding - diluted	583.7	579.4
Adjustments:
Restricted stock units and awards (5)	8.2	9.5
Adjusted weighted average Class A common shares outstanding - diluted	591.9	588.9

Adjusted net income per Class A common share - diluted	$1.35	$0.30

	16 weeks ended
	June 20, 2020	June 15, 2019
Net income per Class A common share - diluted	$1.00	$0.08
Non-GAAP adjustments (6)	0.37	0.22
Dilutive effect of incremental restricted stock units and awards	(0.02)	—
Adjusted net income per Class A common share - diluted	$1.35	$0.30

Albertsons Companies, Inc. and Subsidiaries
Adjusted Net Income Per Class A Common Share
(in millions, except per share data)

(1) Related to conversion activities and related costs associated with integrating acquired businesses, primarily the Safeway acquisition. Also includes expenses related to acquisitions and expenses related to management fees paid in connection with acquisition and financing activities.

(2)
Includes $53 million of charitable contributions to our communities and hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.

(3) Primarily includes costs related to store damage, inventory losses and community support as a result of the civil disruption during late May and early June in certain markets.
(4) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments and adjustments for unconsolidated equity investments.
(5) Represents incremental unvested restricted stock units and restricted stock awards to adjust the diluted weighted average Class A common shares outstanding during each respective quarter to the number of dilutive shares outstanding as of the end of each respective quarter.
(6) Reflects the per share impact of Non-GAAP adjustments for each quarter. See the reconciliation of Net income to Adjusted net income above for further details.

Albertsons Companies, Inc. and Subsidiaries
Adjusted EBITDA
(in millions)

The following table is a reconciliation of Net income to Adjusted EBITDA:

	16 weeks ended
	June 20, 2020	June 15, 2019
Net income	$586.2	$49.0
Depreciation and amortization	460.1	515.9
Interest expense, net	180.6	225.2
Income tax expense	201.9	15.7
EBITDA	1,428.8	805.8

Loss on interest rate and commodity hedges, net	24.5	0.3
Facility closures and related transition costs	9.8	—
Acquisition and integration costs (1)	6.3	26.1
Equity-based compensation expense	19.0	11.1
Loss on debt extinguishment	—	42.7
Loss (gain) on property dispositions and impairment losses, net	30.3	(28.5)
LIFO expense	13.1	10.5
Discretionary COVID-19 pandemic related costs (2)	89.9	—
Civil disruption related costs (3)	14.9	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering	20.3	—
Miscellaneous adjustments (4)	34.1	8.8
Adjusted EBITDA	$1,691.0	$876.8
(1) Related to conversion activities and related costs associated with integrating acquired businesses, primarily the Safeway acquisition. Also includes expenses related to acquisitions and expenses related to management fees paid in connection with acquisition and financing activities.

(2)
Includes $53.0 million of charitable contributions to our communities and hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.

(3) Primarily includes costs related to store damage, inventory losses and community support as a result of civil disruption during late May and early June in certain markets.
(4) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments and adjustments for unconsolidated equity investments.

The following table is the total net debt to Adjusted EBITDA ratio on a rolling four quarter basis:

	June 20, 2020	June 15, 2019
Total debt (including finance leases and excluding operating leases)	$8,703.6	$9,833.6
Cash and cash equivalents	2,022.2	662.1
Total debt net of cash	6,681.4	9,171.5

Rolling four quarters Adjusted EBITDA	$3,648.6	$2,802.3

Total net debt to Adjusted EBITDA ratio	1.8	3.3

Albertsons Companies, Inc. and Subsidiaries
Adjusted EBITDA
(in millions)

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	June 20, 2020	June 15, 2019
Net income	$1,003.6	$197.8
Depreciation and amortization	1,635.5	1,718.1
Interest expense, net	653.4	801.4
Income tax expense (benefit)	319.0	(60.2)
EBITDA	3,611.5	2,657.1

Loss on interest rate and commodity hedges, net	74.8	0.3
Facility closures and related transition costs	28.1	—
Integration costs (1)	19.6	134.0
Acquisition-related costs (2)	21.1	68.0
Equity-based compensation expense	40.7	45.4
Loss on debt extinguishment	68.7	51.4
Gain on property dispositions and impairment losses, net (3)	(426.0)	(153.5)
LIFO expense	21.0	9.0
Discretionary COVID-19 pandemic related costs (4)	89.9	—
Civil disruption related costs (5)	14.9	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering	24.0	—
Miscellaneous adjustments (6)	60.3	(9.4)
Adjusted EBITDA	$3,648.6	$2,802.3
(1) Related to conversion activities and related costs associated with integrating acquired businesses, primarily the Safeway acquisition.
(2) Includes expenses related to acquisitions (including the mutually terminated merger with Rite Aid Corporation in fiscal 2018) and expenses related to management fees paid in connection with acquisition and financing activities.
(3) Primarily due to gains related to sale leaseback transactions.

(4)
Includes $53 million of charitable contributions to our communities and hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.

(5) Primarily includes costs related to store damage, inventory losses and community support as a result of civil disruption during late May and early June in certain markets.
(6) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments and adjustments for unconsolidated equity investments.